SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                             ---------------------------


                                       FORM 8-K

                                    CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



                  Date of Report (Date of earliest event reported):
                                  NOVEMBER 30, 1994



                              MERCHANTS BANCSHARES, INC.
                              (Exact name of Registrant
                               as specified in charter)



          VERMONT                       0-11595             03-0287342
          (State or other               (Commission         (IRS Employer
           jurisdiction                 File Number)        Identification
          of incorporation)                                      Number)



          123 CHURCH STREET,     BURLINGTON, VERMONT        05402
          (Address of principal executive offices)          (Zip Code)


          Registrant's telephone number, including area code:(802) 658-3400



                                    NOT APPLICABLE
                            (Former name or former address
                            if changed since last report)



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                                      SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             MERCHANTS BANCSHARES, INC.
                                             (Registrant)



          DATE:  November 30, 1994           BY: /S/ Edward W. Haase
                 -----------------               -------------------
                                                 Edward W. Haase
                                                 Chief Financial Officer





























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          ITEM 5.  OTHER EVENTS

          November 30, 1994 - Merchants Bancshares, Inc. (NASDAQ;MBVT) announced today that it is taking a charge to earnings in the amount of $9 million to protect its trust customers against losses incurred due to investments in the Piper Jaffray Institutional Government Income Fund. After taxes, the reduction in earnings will be approximately $6.1 million. Merchants is assessing its right to reimbursement from third parties and is engaged in negotiations with its insurers. A copy of the press release dated November 30, 1994 is attached as an exhibit to this Form 8-K.


































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                                  INDEX TO EXHIBITS

                    ITEM                                    PAGE NUMBER

                    Press release related to
                    Company's announcement to protect
                    trust customers against losses
                    incurred due to investments in the
                    Piper Jaffray Institutional Government
                    Income Fund                                5 - 7





































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                                    PRESS RELEASE


          Date for Release:                            Contact:
          November 30, 1994                            Joseph L. Boutin
                                                       (802)865-1894

          Burlington, VT - November 30, 1994 -

          Joseph L. Boutin, President and Chief Executive Officer of

          Merchants Bancshares, Inc. (NASDAQ:MBVT), and Chairman of its

          subsidiary, The Merchants Trust Company, announced today the intention of The Merchants Trust Company to protect its trust customers against losses incurred due to investments in the Piper

          Jaffray Institutional Government Income Fund.  On November 23,

          1994, The Merchants Trust Company sold substantially all its trust account holdings of that Fund.



          "Total returns on long-term fixed income securities for the last fourteen months have been negative due to the dramatic decline in the bond market," said Mr. Boutin.  "That is the bad news.  The good news is that the Trust Company will absorb the loss

          attributable to the Piper Jaffray Institutional Government Income

          Fund used as an investment vehicle in our trust accounts.  Those accounts will not lose a single dollar as a result of the Piper

          Jaffray investment."



          In a letter mailed today to Trust Company clients, Mr. Boutin reported that The Merchants Trust Company will pay to each account that was invested in the Piper Jaffray Institutional

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          Government Income Fund the difference between the total return it earned from the Piper Jaffray Institutional Government Income

          Fund and the total return it would have earned during the period of its Piper Jaffray investment if the investment had been in the

          Federated GNMA Fund instead.  The Trust Company previously used the Federated GNMA Fund.  Total return, Mr. Boutin's letter explained, includes the income earned over time plus or minus any change in the market value of the underlying investment.



          The payments will be made by the Trust Company during the month of December.  The total return on the Federated GNMA Fund for the period from October 6, 1993 through November 23, 1994 was

          approximately -3%.  The precise payment for any particular account will depend on the specific Piper Jaffray Institutional

          Government Income Fund transactions in that account.



          Mr. Boutin further stated that the exact amount to be paid to customers was in the process of being calculated, but he

          estimated that in the aggregate it would be in the range of $9 million.



          Mr. Boutin further stated that funds for these payments will be supplied by The Merchants Bank, the parent of The Merchants Trust

          Company, from available working capital.  Mr. Boutin said that such payments will not reduce the capital of The Merchants Bank below the amounts required by its regulators.  Mr. Boutin also


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          reported that the ultimate financial effect of these events cannot yet be determined as The Merchants Trust Company is assessing its right to reimbursement from third parties and is engaged in negotiations with its insurers.  There is also pending litigation relating to customers of The Merchants Trust Company.



          Boutin said that "The Merchants Trust Company has been privileged to serve Vermont and Vermonters for more than a century.  With this action, we reaffirm our commitment to put the interests of our clients and our customers first."


































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